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                                                                    Exhibit 99.1

  Pursuant to Rule 438 of the Securities Act of 1933, I Robert Nardelli, hereby consent to being named as nominee for Director in the Registration Statement on Form S-1 being filed by Plug Power Inc. on or about August 27, 1999, and any amendments thereto.

                                          By: /s/ Robert L. Nardelli
                                             ----------------------------------
                                             Robert L. Nardelli

Date: August 26, 1999